Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of Strong Global Entertainment, Inc. of our audit report dated April 6, 2022, relating to the combined financial statements of Strong Global Entertainment as of and for each of the years ended December 31, 2021 and 2020, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Haskell & White LLP
HASKELL & WHITE LLP

Irvine, California
April 6, 2022